Exhibit 3.77

          I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

          “NRS VENTURES, L.L.C.”, A KENTUCKY LIMITED LIABILITY COMPANY,

          WITH AND INTO “NRS VENTURES, L.L.C.” UNDER THE NAME OF “NRS VENTURES, L.L.C.”, A LIMITED LIABILITY COMPANY ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE NINETEENTH DAY OF JUNE, A.D. 2006, AT 11:56 O’CLOCK A.M.

	/s/ Harriet Smith Windsor
	Harriet Smith Windsor, Secretary of State
4173844 8100M	AUTHENTICATION:	4838437

060586927	DATE:	06-19-06

State of Delaware Secretary of State Division of Corporations Delivered 11:56 AM 06/19/2006 FILED 11:56 AM 06/19/2006 SRV 060586927 - 4173844 FILE

CERTIFICATE OF MERGER
of
NRS VENTURES, L.L.C., a Kentucky limited liability company
Into
NRS VENTURES, L.L.C., a Delaware limited liability company

          Pursuant to Sec. 18-209 of the Limited Liability Company Act of the State of Delaware, the undersigned surviving limited liability company submits the following Certificate of Merger for filing and certifies that:

          1.          The name and jurisdiction of formation or organization of each of the business entities which are to merge are:

Name	Jurisdiction
NRS Ventures, L.L.C.	A Kentucky limited liability company
NRS Ventures, L.L.C.	A Delaware limited liability company

          2.          NRS Ventures, L.L.C., a Delaware limited liability company, is the surviving company (the “Surviving Company”) and its name shall remain the same.

          3.         A Plan and Agreement of Merger has been approved and executed by each of the Surviving Company and the other business entity which is to be merged into the Surviving Company.

          4.          The Certificate of Formation of the Surviving Company shall be its Certificate of Formation.

          5.          The merger shall become effective upon filing this Certificate of Merger.

          6.          The Plan and Agreement of Merger is on file at the offices of the Surviving Company located at 9690 Deereco Road, Suite 100, Timonium, Maryland 21093.

          7.          A copy of the Plan and Agreement of Merger will be furnished by the Surviving Company on request and without cost to any member of the Surviving Company or any person holding an interest in the other business entity which is to be merged.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Merger as of June 19, 2006.

/s/ Mark E. Derwent
Mark E. Derwent Authorized Person

PLAN AND AGREEMENT OF MERGER

To Merge
NRS VENTURES, L.L.C., a Kentucky limited liability company
into
NRS VENTURES, L.L.C., a Delaware limited liability company

          This Plan and Agreement of Merger (the “Agreement”) is made on June 15, 2006 between NRS VENTURES, L.L.C., a Delaware limited liability company (the “Survivor”), and NRS VENTURES, L.L.C., a Kentucky limited liability company (the “Kentucky LLC”). The Survivor and the Kentucky LLC are sometimes referred to as the “Constituent Companies.”

Recitals

          A.        The Survivor is organized and existing under the laws of the State of Delaware and the Kentucky LLC is organized and existing under the laws of the Commonwealth of Kentucky.

          B.          The Survivor is a limited liability company whose sole member is Omega Healthcare Investors, Inc., a Maryland corporation (“Omega”).

          C.          Kentucky LLC is a limited liability company whose sole member is Omega.

         E.         Omega has deemed it advisable for the mutual benefit of each Constituent Company and itself to merge the Kentucky LLC into the Survivor pursuant to the provisions the Delaware Limited Liability Company Act and the Kentucky Limited Liability Company Act (the “Merger”).

          NOW THEREFORE, in accordance with the laws of the State of Delaware and the Commonwealth of Kentucky, the Constituent Companies agree that, subject to the following terms and conditions, the Kentucky LLC shall be merged into the Survivor and the Merger’s terms and the mode of carrying them into effect shall be as follows:

Article I

          1.          Certificate of Formation of the Survivor. The Survivor’s Certificate of Formation in effect immediately before the Merger’s Effective Time (as defined in Article 6) shall constitute the Certificate of Formation of the Survivor.

Article II

          2.1         Limited Liability Company of the Survivor. The Survivor’s Limited Liability Company Agreement in effect immediately before the Merger’s Effective Time shall constitute the Limited Liability Company Agreement of the Survivor.

         2.2        The officers of Survivor in office at the Merger’s Effective Time shall continue in office and shall constitute the officers of the Survivor for the term elected or appointed and qualified.

Should a vacancy exist at the Effective Time in any office of the Survivor by reason of the failure or inability of the director or any of the officers of the Survivor to accept a position as an officer of the Survivor, such vacancy may be filled in the manner provided by the Limited Liability Company Agreement of the Survivor.

Article III

          3.1         The Kentucky LLC’s Membership Interest. At the Merger’s Effective Time, the outstanding membership interests in Kentucky LLC shall be canceled and shall cease to exist without any action on the part of the holder.

          3.2         The Survivor’s Membership Interests. At the Merger’s Effective Time, the outstanding membership interests in the Survivor held by Omega shall continue as an identical membership interest in the Survivor.

Article IV

          4.          Effect of the Merger.

          4.1        At the Merger’s Effective Time:

                       (a)         The Kentucky LLC’s separate existence shall cease.

                      (b)        The Survivor shall possess all the Constituent Companies’ assets and property of every description and every interest, wherever located, including the rights, privileges, immunities, powers, franchises, and authority of a public as well as of a private nature.

                      (c)        All obligations belonging to or due any of the Constituent Companies shall be vested in and become the obligations of the Survivor without further act or deed.

                      (d)        Title to any real estate or any interest in real estate that is vested in either of the Constituent Companies shall be vested in the Survivor without further act or deed.

                      (e)        Title to any real estate or any interest in real estate shall not revert or in any way be impaired by reason of the Merger.

                       (f)          All creditors’ rights and all liens on any property of the Constituent Companies shall be preserved unimpaired.

                      (g)         The Survivor shall be liable for all of the Constituent Companies’ obligations, and any existing claim or pending action or proceeding by or against either Constituent Company may be prosecuted to judgment with right of appeal, as if the Merger had not taken place.

2

                       (h)          Limited liability shall be retained by the Survivor.

          4.2        If, after the Merger’s Effective Time, the Survivor shall determine that further conveyances, agreements, documents, instruments, assurances of law, or any other things are necessary or desirable to vest, perfect, confirm, or record in the Survivor the title to any property, rights, privileges, powers, and franchises of the Constituent Companies or to otherwise carry out the provisions of the Agreement, the appropriate directors and officers last in office in each Constituent Company shall (i) execute and deliver, on the Survivor’s request, any and all proper conveyances, agreements, documents, instruments, and assurances of law, and (ii) do all things necessary or proper to vest, perfect, or confirm title to the Survivor’s property, rights, privileges, powers, and franchises and otherwise to carry out the provisions of this Agreement.

Article V

          5.          Merger’s Effective Time. As used in this Agreement, the “Merger’s Effective Time” means the time at which duly executed Certificate of Merger has been accepted for filing.

Article VI

          6.          Termination. At any time before the Merger’s Effective Time, the Constituent Companies may mutually consent to terminate this Agreement and abandon the Merger.

Article VII

          7.          No Third-Party Beneficiaries. Except as otherwise specifically provided in this Agreement, nothing expressed or implied in this Agreement is intended or shall be construed to confer on or give any person, firm, or corporation, other than the Constituent Companies and their shareholders, any rights or remedies under or by reason of this Agreement.

[SIGNATURE PAGE FOLLOWS.]

3

          The parties have executed this Plan and Agreement of Merger on the date listed on the first page of this Agreement.

SURVIVOR:

NRS VENTURES, L.L.C., a Delaware limited liability company

By:	Omega Healthcare Investors, Inc., its sole member

	By:	/s/ Daniel J. Booth
	Name:	Daniel J. Booth
	Its:	Chief Operating Officer

Kentucky LLC:

NRS VENTURES, L.L.C., a Kentucky limited liability company

By:	Omega Healthcare Investors, Inc., its sole member

	By:	/s/ Daniel J. Booth
	Name:	Daniel J. Booth
	Its:	Chief Operating Officer

4

          I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “NRS VENTURES, L.L.C.”, FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF JUNE, A.D. 2006, AT 10:09 O’CLOCK A.M.

	/s/ Harriet Smith Windsor
	Harriet Smith Windsor, Secretary of State
4173844 8100	AUTHENTICATION:	4821012

060567661	DATE:	06-13-06

State of Delaware Secretary of State Division of Corporations Delivered 10:09 AM 06/13/2006 FILED 10:09 AM 06/13/2006 SRV 060567661 - 4173844 FILE

CERTIFICATE OF FORMATION
OF
NRS VENTURES, L.L.C.

          This Certificate of Formation of NRS Ventures, L.L.C., dated as of June 13, 2006, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act, (6 Del.C. §§ 18-101, et seq.)

          FIRST.          The name of the limited liability company formed hereby is NRS VENTURES, L.L.C.

          SECOND.     The address of its registered office in the State of Delaware is c/o The Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801. The name of its registered agent at such address is The Corporation Trust Company.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Mark E. Derwent
Mark E. Derwent
Authorized Person